UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2019

WAITR HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37788	26-3828008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

844 Ryan Street, Suite 300, Lake Charles, Louisiana		70601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (337) 534-6881

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	WTRH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2019 (the “Effective Date”), Waitr Holdings Inc. (the “Company”) entered into an employment agreement with Jeff Yurecko (the “Yurecko Agreement”), the Company’s Chief Financial Officer. Jeff Yurecko, age 38, has served as the Company’s Chief Financial Officer since April 2019. Mr. Yurecko was Chief Financial Officer of Bite Squad from October 2016 until April 2019. From 2015 until joining Bite Squad, Mr. Yurecko served as Vice President at Minneapolis private investment firm Seed Partners LLC, and from 2008 to 2015, Mr. Yurecko held various roles within the Deals practice of PriceWaterhouseCoopers LLP (“PwC”) focused on advising strategic and financial clients on buy-side and sell-side due diligence for domestic and cross-border transactions, living and serving PwC in both the U.S. and Latin America. Mr. Yurecko holds a bachelor of science in business from the University of Wisconsin.

The Yurecko Agreement has an indefinite term that will continue until terminated in accordance with its terms. The Yurecko Agreement provides for an annual salary equal to $290,000, and a target annual cash bonus equal to $145,000, based upon the attainment of certain performance metrics determined by the Company’s board of directors.

Mr. Yurecko will be able to participate in the same incentive compensation and benefit plans in which other senior executives of the Company are eligible to participate. Pursuant to the Yurecko Agreement, Mr. Yurecko received an award of restricted stock units subject to the terms of the Waitr Holdings Inc. 2018 Omnibus Incentive Plan (the “Incentive Plan”), having a grant date Fair Market Value (as defined in the Incentive Plan) equal to approximately $500,000 (the “RSU Award”). The RSU Award will vest in three (3) equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Yurecko’s continued employment through the applicable vesting date. The RSU Award will vest in full upon a Change in Control (as defined in the Incentive Plan), subject to Mr. Yurecko’s continued employment through the closing of such Change in Control.

If the Company terminates Mr. Yurecko’s employment for cause (as defined in the Yurecko Agreement) or if he terminates his employment without good reason (as defined in the Yurecko Agreement), Mr. Yurecko will be entitled to receive (i) all accrued salary through the date of termination, (ii) reimbursement of expenses properly incurred in the course of employment, and (iii) any post-employment benefits due under the terms and conditions of the Company’s benefits plans (collectively, the “Yurecko Accrued Amounts”). Mr. Yurecko will not be entitled to any additional amounts or benefits as the result of a termination of employment for cause or by Mr. Yurecko without good reason.

If the Company terminates Mr. Yurecko’s employment without cause, or if Mr. Yurecko terminates his employment for good reason, Mr. Yurecko will be entitled to receive (i) the Yurecko Accrued Amounts, (ii) any accrued but unpaid annual bonus for the year prior to termination, (iii) an amount equal to one times (1x) his base salary, which shall be paid in periodic installments over the twelve (12) month period following the date of termination, less applicable deductions and withholdings, (iv) a pro rata portion of the annual bonus for the year of termination based on actual results and based on the number of days in the fiscal year for which he was employed to the number of days remaining in the year, and (v) if Mr. Yurecko timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), reimbursement for 100% of the monthly COBRA premium paid by Mr. Yurecko for himself and his dependents until the earlier of the date he is no longer eligible for COBRA coverage, receives such coverage under another employer’s group health plan or six (6) months following the date of termination. All payments, or right to payments, due in the event of a termination of employment by the Company without cause or by Mr. Yurecko for good reason shall immediately cease on the date of a Change in Control.

If Mr. Yurecko voluntarily resigns his employment from the Company, he will be entitled to receive (i) the Yurecko Accrued Amounts and (ii) an amount equal to one-half times (1/2x) his base salary as in effect immediately prior to the date of termination, which shall be paid in periodic installments over the six (6) month period following the date of termination, less applicable deductions and withholdings, in accordance with the Company’s customary payroll practices and applicable wage payment laws, but no less frequently than monthly. All payments, or right to payments, due in the event of a termination of employment resulting from a voluntary resignation by Mr. Yurecko shall immediately cease on the date of a Change in Control.

If Mr. Yurecko’s employment is terminated by the Company due to his death or disability, he will be entitled to receive (i) the Yurecko Accrued Amounts and (ii) any post-employment benefits due under the terms and conditions of the Company’s benefit plans. Mr. Yurecko or his beneficiaries will not be entitled to any additional amounts or benefits as the result of a termination of employment due to death or disability.

Mr. Yurecko’s eligibility and entitlement, if any, to each severance payment and any other payment and benefit described above is subject to the execution and non-revocation of a release of claims agreement by him.

Mr. Yurecko is also subject to the general confidentiality obligations in the Yurecko Agreement as well as non-compete and non-solicitation restrictions for a period of twelve (12) months from the date of separation.

The Yurecko Agreement contains “clawback” provisions that enable the Company to recoup any amounts paid to Mr. Yurecko under the Yurecko Agreement if so required by applicable law or any applicable securities exchange listing standards.

If amounts payable to Mr. Yurecko under the Yurecko Agreement exceed the amount allowed under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), for him (thereby subjecting Mr. Yurecko to an excise tax), then such payments due to Mr. Yurecko will either (i) be reduced (but not below zero) so that the aggregate present value of the payments and benefits received by Mr. Yurecko is $1.00 less than the amount which would otherwise cause Mr. Yurecko to incur an excise tax under Section 4999 of the Code or (ii) be paid in full, whichever results in the greatest net after-tax payment to him.

The foregoing description of the Yurecko Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated August 30, 2019, by and between the Company and Jeff Yurecko

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WAITR HOLDINGS INC.

Date: September 3, 2019	By:	/s/ Damon Schramm
Name: Damon Schramm
Title: Chief Legal Officer

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